Exhibit 99.1

Genpact Reports Full Year and Fourth Quarter 2015 Results

FY ’15 Revenues Up 8% (~10% on a constant currency basis)

FY ’15 Global Client Revenues Up 10% (~13% on a constant currency basis)

FY ’15 Adjusted Income from Operations Up 10%; Adjusted Diluted EPS Up 22%

FY ’15 New Bookings1 Up 20%

NEW YORK, February 4, 2016 — Genpact Limited (NYSE: G), a global leader in digitally-powered business process management and services, today announced financial results for the fourth quarter and full year ended December 31, 2015.

“We are very pleased with our strong fourth quarter and full year results. During 2015, we continued to execute on our strategy that is focused on key verticals, service lines and geographies to drive long-term Global Client growth,” said N.V. “Tiger” Tyagarajan, Genpact’s president and CEO. “Our investments in client-facing teams and exciting digital and analytics capabilities with domain expertise are resonating in the marketplace, as reflected in our all-time high bookings in 2015. Our Lean DigitalSM approach brings together design thinking methods, digital process-centric technologies, and Lean principles along with domain expertise, which differentiates our value proposition and is helping us win a large number of complex transformational engagements.

Key Financial Results – Full Year 2015

•	Total revenue was $2.46 billion, up 8% year over year (up ~10% on a constant currency basis).

•	Income from operations was $334.2 million, up 14% year over year, and adjusted income from operations was $377.2 million, up 10% year over year, with an adjusted income from operations margin of 15.3%.

•	Diluted earnings per share were $1.09, up 28% year over year, and adjusted diluted earnings per share were $1.26, up 22% year over year.

•	The effective tax rate was 20.5%, down from 23.0% in 2014.

•	New bookings were $2.59 billion, up 20% from $2.16 billion in 2014.

•	Genpact repurchased approximately 9.9 million of its common shares during 2015 for a total of $227 million at an average price of $23.00 per share.

Key Financial Results – Fourth Quarter 2015

•	Total revenue was $646.5 million, up 7% year over year (up ~10% on a constant currency basis).

•	Income from operations was $83.4 million, up 18% year over year, and adjusted income from operations was $95.6 million, up 17% year over year, with an adjusted income from operations margin of 14.8%.

•	Diluted earnings per share were $0.30, up 44% year over year, and adjusted diluted earnings per share were $0.34, up 32% year over year.

•	Genpact repurchased approximately 2.8 million of its common shares in the fourth quarter for a total of $68 million at an average price of $24.62 per share.

[1]	New bookings represents the total contract value of new contracts, and certain renewals, extensions and changes to existing contracts. Regular renewals of contracts with no change in scope are not counted as new bookings.

Revenue Details – Full Year 2015

•	Revenues from Global Clients was $2.0 billion, up 10% year over year (up ~13% on a constant currency basis), representing approximately 81% of total revenues.

•	Revenue from GE was $460 million, down 1% year over year, representing approximately 19% of total revenues.

•	Total BPO revenue was $1.93 billion, up 11% year over year, representing approximately 79% of total revenues.

•	Global Client BPO revenue was $1.58 billion, up 14% year over year (up ~17% on a constant currency basis).

•	GE BPO revenue was $355 million, unchanged from 2014.

•	Total IT revenue was $528 million, down 3% year over year, representing approximately 21% of total revenues.

•	Global Client IT revenue was $423 million, down 2% year over year.

•	GE IT revenue was $105 million, down 5% year over year.

Revenue Details – Fourth Quarter 2015

•	Revenue from Global Clients was $529 million, up 10% year over year (up ~13% on a constant currency basis), representing approximately 82% of total revenues.

•	Revenue from GE was $117 million, down 1% year over year, representing approximately 18% of total revenues.

•	Total BPO revenue was $507 million, up 9% year over year, representing approximately 78% of total revenues.

•	Global Client BPO revenue was $419 million, up 11% year over year (up ~14% on a constant currency basis).

•	GE BPO revenue was $88 million, down 2% year over year.

•	Total IT revenue was $139 million, up 4% year over year, representing approximately 22% of total revenues.

•	Global Client IT revenue was $110 million, up 5% year over year.

•	GE IT revenue was $29 million, unchanged from the fourth quarter of 2014.

Cash Flow from Operations

•	Cash from operations was $327 million for the full year 2015, up 20% from $272 million for the full year 2014, and was $74 million in the fourth quarter of 2015, down from $93 million in the fourth quarter of 2014.

Other Metrics

•	For the 12-month period ended December 31, 2015, the number of client relationships generating annual revenue over $5 million increased to 103 from 89 as of December 31, 2014. This includes client relationships with more than $15 million in annual revenue increasing to 34 from 32, and client relationships with more than $25 million in annual revenue increasing to 18 from 16.

•	Genpact’s employee attrition rate for 2015 was approximately 27%, measured from the first day of employment, compared to 25% for 2014.

2016 Outlook

Genpact expects:

•	Total revenue for 2016 to be in the range of $2.62 to $2.66 billion, which represents a constant currency growth range of 8 - 10%;

•	Global Client constant currency growth to be in a range of 12.5 - 14%;

•	Adjusted income from operations margin to be approximately 15.5%; and

•	Adjusted EPS of $1.40 - $1.42 (assuming weighted average shares outstanding of approximately 215.5 million).

Conference Call to Discuss Financial Results

Genpact’s management will host an hour-long conference call beginning at 4:30 p.m. ET on February 4, 2016 to discuss the company’s performance for the fourth quarter and full year 2015. To participate, callers can dial +1 (877) 723-7442 from within the U.S. or +1 (503) 406-4433 from any other country. Thereafter, callers will be prompted to enter the participant code, 18228746.

A live webcast of the call including slides with our comments will be made available on the Genpact Investor Relations website at http://investors.genpact.com. For those who cannot participate in the call, a replay and podcast will be available on the Genpact website after the end of the call. A transcript of the call as well as the presentation slides will also be made available on the website.

About Genpact

Genpact (NYSE: G) stands for “generating business impact.” We are a global leader in digitally-powered business process management and services. We architect the Lean DigitalSM enterprise through our patented Smart Enterprise Processes (SEPSM) framework that reimagines our clients’ operating model end-to-end, including the middle and back offices. This creates Intelligent OperationsSM that we help design, transform, and run. The impact on our clients is a high return on transformation investments through growth, efficiency, and business agility. For two decades, first as a General Electric division and later as an independent company, we have been passionately serving our clients. Today, we generate impact for a few hundred strategic clients, including approximately one-fifth of the Fortune Global 500, and have grown to over 70,000 people in 25 countries, with key offices in New York City. The resulting business process and industry domain expertise and experience running complex operations are a unique heritage and focus that help us drive the best choices across technology, analytics, and organizational design. For additional information, visit www.genpact.com.

Safe Harbor

This press release contains certain statements concerning our future growth prospects and forward-looking statements, as defined in the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those in such forward-looking statements. These risks, uncertainties and other factors include but are not limited to a slowdown in the economies and sectors in which our clients operate, a slowdown in the business process outsourcing and information technology services sectors, the risks and uncertainties arising from our past and future acquisitions, our ability to convert bookings to revenues, our ability to manage growth, factors which may impact our cost advantage, wage increases, changes in tax rates and tax legislation, our ability to attract and retain skilled professionals, risks and uncertainties regarding fluctuations in our earnings, foreign currency fluctuations, general economic conditions affecting our industry as well as other risks detailed in our reports filed with the U.S. Securities and Exchange Commission, including Genpact’s Annual Report on Form 10-K. These filings are available at www.sec.gov. Genpact may from time to time make additional written and oral forward-looking statements, including statements contained in our filings with the Securities and Exchange Commission and our reports to shareholders. Although Genpact believes that these forward-looking statements are based on reasonable assumptions, you are cautioned not to put undue reliance on these forward-looking statements, which reflect management’s current analysis of future events and should not be relied upon as representing management’s expectations or beliefs as of any date subsequent to the time they are made. Genpact undertakes no obligation to update any forward-looking statements that may be made from time to time by or on behalf of Genpact.

Contact

Investors	Roger Sachs, CFA
+1 (203) 808-6725
roger.sachs@genpact.com

Media	Gail Marold
+1 (919) 345-3899
gail.marold@genpact.com

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Balance Sheets

(Unaudited)

(In thousands, except per share data and share count)

	As of December 31,	As of December 31,
	2014	2015
Assets
Current assets
Cash and cash equivalents	$461,788	$450,907
Accounts receivable, net	525,754	590,137
Deferred tax assets	45,486	—
Prepaid expenses and other current assets	155,480	154,025

Total current assets	$1,188,508	$1,195,069
Property, plant and equipment, net	175,936	175,396
Deferred tax assets	59,135	99,395
Investment in equity affiliates	494	6,677
Intangible assets, net	114,544	98,601
Goodwill	1,057,214	1,038,346
Other assets	146,706	180,005

Total assets	$2,742,537	$2,793,489

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Balance Sheets

(Unaudited)

(In thousands, except per share data and share count)

	As of December 31,	As of December 31,
	2014	2015
Liabilities and equity
Current liabilities
Short-term borrowings	$135,000	$21,500
Current portion of long-term debt	4,288	39,134
Accounts payable	15,544	10,086
Income taxes payable	13,586	24,122
Deferred tax liabilities	1,239	—
Accrued expenses and other current liabilities	452,457	499,638

Total current liabilities	$622,114	$594,480
Long-term debt, less current portion	649,314	737,332
Deferred tax liabilities	6,671	2,093
Other liabilities	179,302	155,228

Total liabilities	$1,457,401	$1,489,133

Shareholders’ equity
Preferred shares, $0.01 par value, 250,000,000 authorized, none issued	—	—
Common shares, $0.01 par value, 500,000,000 authorized, 218,684,205 and 211,472,312 issued and outstanding as of December 31, 2014 and December 31, 2015, respectively	2,184	2,111
Additional paid-in capital	1,296,730	1,342,022
Retained earnings	398,706	411,508
Accumulated other comprehensive income (loss)	(412,484)	(451,285)

Total equity	$1,285,136	$1,304,356

Total liabilities and equity	$2,742,537	$2,793,489

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

(In thousands, except per share data and share count)

	Three months ended December 31,
	2013	2014	2015
Net revenues
Net revenues from services	$558,459	$601,530	$646,528
Cost of revenue
Services	345,842	359,199	393,937

Gross profit	$212,617	$242,331	$252,591
Operating expenses:
Selling, general and administrative expenses	136,178	167,285	165,413
Amortization of acquired intangible assets	6,042	7,926	6,638
Other operating (income) expense, net	(1,236)	(3,746)	(2,906)

Income from operations	$71,633	$70,866	$83,446
Foreign exchange (gains) losses, net	3,856	270	(1,171)
Other income (expense), net	(5,204)	(7,806)	69

Income before equity-method investment activity, net and income tax expense	$62,573	$62,790	$84,686
Loss (gain) on equity-method investment activity, net	(30)	4,882	2,805

Income before income tax expense	$62,603	$57,908	$81,881
Income tax expense	12,697	12,156	17,468

Net Income	$49,906	$45,752	$64,413
Net income attributable to noncontrolling interest	1,064	—	—

Net income attributable to Genpact Limited shareholders	$48,842	$45,752	$64,413
Net income available to Genpact Limited common shareholders	48,842	45,752	64,413
Earnings per common share attributable to Genpact Limited common shareholders
Basic	0.20	0.20	0.30
Diluted	0.21	0.21	0.30
Weighted average number of common shares used in computing earnings per common share attributable to Genpact Limited common shareholders
Basic	230,871,408	217,279,606	212,697,001
Diluted	237,730,091	221,353,612	215,675,065

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

(In thousands, except per share data and share count)

	Year ended December 31,
	2013	2014	2015
Net revenues
Net revenues from services	$2,131,997	$2,279,438	$2,461,044

Cost of revenue
Services	1,319,571	1,378,088	1,493,547

Gross profit	$812,426	$901,350	$967,497
Operating expenses:
Selling, general and administrative expenses	484,810	585,646	608,114
Amortization of acquired intangible assets	23,645	28,543	28,513
Other operating (income) expense, net	(5,556)	(6,870)	(3,322)

Income from operations	$309,527	$294,031	$334,192
Foreign exchange (gains) losses, net	(20,763)	12,363	(5,269)
Other income (expense), net	(24,308)	(27,283)	(26,907)

Income before equity-method investment activity, net and income tax expense	$305,982	$254,385	$312,554
Loss (gain) on equity-method investment activity, net	(169)	4,795	10,800

Income before income tax expense	$306,151	$249,590	$301,754
Income tax expense	71,100	57,419	61,937

Net Income	$235,051	$192,171	$239,817
Net income attributable to noncontrolling interest	5,334	169	—

Net income attributable to Genpact Limited shareholders	$229,717	$192,002	$239,817

Net income available to Genpact Limited common shareholders	$229,717	$192,002	$239,817
Earnings per common share attributable to Genpact Limited common shareholders
Basic	$1.00	$0.87	$1.11
Diluted	$0.97	$0.85	$1.09
Weighted average number of common shares used in computing earnings per common share attributable to Genpact Limited common shareholders
Basic	229,348,411	220,847,098	216,606,542
Diluted	235,754,267	225,168,665	219,145,044

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Year ended December 31,
	2013	2014	2015
Operating activities
Net income attributable to Genpact Limited shareholders	$229,717	$192,002	$239,817
Net income attributable to noncontrolling interest	5,334	169	—

Net income	$235,051	$192,171	$239,817

Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Depreciation and amortization	52,815	51,064	54,286
Amortization of debt issuance costs (including loss on extinguishment of debt)	6,035	3,240	13,546
Amortization of acquired intangible assets	23,645	28,543	28,513
Intangible assets write-down	—	—	10,714
Reserve for doubtful receivables	11,420	3,107	2,449
Unrealized (gain) loss on revaluation of foreign currency asset/liability	(6,251)	9,419	(4,999)
Equity-method investment activity, net	(169)	4,795	10,800
Excess tax benefit on stock-based compensation	—	—	(6,560)
Stock-based compensation expense	31,129	28,065	24,976
Deferred income taxes	(1,116)	(12,252)	(18,713)
Others, net	5,939	1,291	(238)
Change in operating assets and liabilities:
Increase in accounts receivable	(60,817)	(24,088)	(78,923)
Decrease (increase) in prepaid expenses, other current assets and other assets	9,377	(31,657)	(32,602)
Increase (decrease) in accounts payable	1,785	(7,268)	(3,988)
Increase in accrued expenses, other current liabilities and other liabilities	9,316	27,500	69,606
Increase (decrease) in income taxes payable	(6,555)	(2,092)	18,757

Net cash provided by operating activities	$311,604	$271,838	$327,441

Investing activities
Purchase of property, plant and equipment	(48,879)	(62,577)	(62,173)
Proceeds from sale of property, plant and equipment	3,442	564	1,486
Investment in equity affiliates	—	—	(18,423)
Short term deposits placed	(55,001)	(25,000)	—
Redemption of short-term deposits	69,249	25,000	—
Payment for business acquisitions, net of cash acquired	(49,235)	(130,809)	(21,363)
Proceeds from divestiture of business, net of cash divested	1,982	—	—

Net cash used for investing activities	$(78,442)	$(192,822)	$(100,473)

Financing activities
Repayment of capital lease obligations	(1,803)	(2,095)	(2,035)
Payment of debt issuance and refinancing costs	(8,104)	—	(6,584)
Proceeds from long-term debt	121,410	—	800,000
Repayment of long-term debt	(123,098)	(6,750)	(684,875)
Proceeds from short-term borrowings	275,000	195,000	1,451,500
Repayment of short-term borrowings	(355,000)	(60,000)	(1,565,000)
Proceeds from issuance of common shares under stock-based compensation plans	45,859	30,144	16,088
Payment for net settlement of stock-based awards	(9,315)	(25,975)	(7,194)
Payment of earn-out consideration	(3,868)	(1,088)	(230)
Distribution to noncontrolling interest	(6,423)	(1,487)	—
Payment for stock purchased and retired	—	(302,625)	(226,917)
Payment for expenses related to stock purchase	—	(2,543)	(197)
Excess tax benefit on stock-based compensation	—	—	6,560

Net cash used for financing activities	$(65,342)	$(177,419)	$(218,884)

Effect of exchange rate changes	(55,772)	(11,085)	(18,965)
Net increase/(decrease) in cash and cash equivalents	167,820	(98,403)	8,084
Cash and cash equivalents at the beginning of the period	459,228	571,276	461,788

Cash and cash equivalents at the end of the period	$571,276	$461,788	$450,907

Supplementary information
Cash paid during the period for interest	$30,788	$27,175	$20,950
Cash paid during the period for income taxes	$71,857	$83,803	$72,102
Property, plant and equipment acquired under capital lease obligations	$2,342	$2,176	$1,656

Reconciliation of Non-GAAP Financial Measures to GAAP Measures

To supplement the consolidated financial statements presented in accordance with GAAP, this press release includes the following measures defined by the Securities and Exchange Commission as non-GAAP financial measures:

•	Adjusted income from operations;

•	Adjusted net income attributable to shareholders of Genpact Limited, or adjusted net income; and

•	Adjusted diluted earnings per share attributable to shareholders of Genpact Limited, or adjusted diluted earnings per share.

These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures, the financial statements prepared in accordance with GAAP and the reconciliations of Genpact’s GAAP financial statements to such non-GAAP financial measures should be carefully evaluated.

Prior to July 2012, Genpact’s management used financial statements that excluded significant acquisition related expenses, amortization of related acquired intangibles, and amortization of acquired intangibles at the company’s formation in 2004 for its internal management reporting, budgeting and decision making purposes, including comparing Genpact’s operating results to that of its competitors. However, considering Genpact’s frequent acquisitions of varying scale and size, and the difficulty in predicting expenses relating to acquisitions and amortization of acquired intangibles thereof, since July 2012 Genpact’s management uses financial statements that exclude all acquisition-related expenses and amortization of acquired intangibles for its internal management reporting, budgeting and decision making purposes, including comparing Genpact’s operating results to that of its competitors. Acquisition-related expenses are excluded in the period in which an acquisition is consummated.

Net interest referred to in the reconciliation of adjusted income from operations below represents the net total of interest expense and interest income for the periods presented.

Additionally, Genpact’s management uses financial statements that exclude stock-based compensation expense. Because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use when adopting ASC 718 “Compensation-Stock Compensation,” Genpact’s management believes that providing non-GAAP financial measures that exclude such expenses allows investors to make additional comparisons between Genpact’s operating results and those of other companies. Genpact also believes that it is unreasonably difficult to provide its financial outlook in accordance with GAAP for a number of reasons, including, without limitation, its inability to predict its stock-based compensation expense under ASC 718, the amortization of intangibles associated with further acquisitions and acquisition-related expenses. Accordingly, Genpact believes that the presentation of adjusted income from operations and adjusted net income, when read in conjunction with the Company’s reported results, can provide useful supplemental information to investors and management regarding financial and business trends relating to its financial condition and results of operations.

A limitation of using adjusted income from operations and adjusted net income versus income from operations and net income calculated in accordance with GAAP is that these non-GAAP financial measures exclude a recurring cost, namely stock-based compensation. Management compensates for this limitation by providing specific information on the GAAP amounts excluded from adjusted income from operations and adjusted net income.

The following tables show the reconciliation of these adjusted financial measures from GAAP for the year and three months ended December 31, 2014 and 2015:

Reconciliation of Adjusted Income from Operations

(Unaudited)

(In thousands)

	Year ended December 31,		Three months ended December 31,
	2014	2015	2014	2015
Income from operations per GAAP	$294,031	$334,192	$70,866	$83,446
Add: Stock-based compensation	28,065	24,976	7,912	7,467
Add: Amortization of acquired intangible assets	22,233	23,671	6,347	5,424
Add: Acquisition-related expenses	2,772	798	795	—
Add: Other income, net, excluding net interest	2,112	4,360	776	2,092
Less: Loss on equity-method investment activity, net	(4,795)	(10,800)	(4,882)	(2,805)
Less: Net income attributable to noncontrolling interest	(169)	—	—	—

Adjusted income from operations	$344,249	$377,197	$81,814	$95,624

Reconciliation of Adjusted Net Income

(Unaudited)

(In thousands, except per share data)

	Year ended December 31,		Three months ended December 31,
	2014	2015	2014	2015
Net income attributable to Genpact Limited shareholders per GAAP	$192,002	$239,817	$45,752	$64,413
Add: Stock-based compensation	28,065	24,976	7,912	7,467
Add: Amortization of acquired intangible assets	22,233	23,671	6,347	5,424
Add: Acquisition-related expenses	2,772	798	795	—
Less: Tax impact on stock-based compensation	(6,366)	(6,125)	(1,160)	(1,619)
Less: Tax impact on amortization of acquired intangibles	(7,154)	(7,413)	(1,997)	(1,721)
Less: Tax impact on acquisition-related expenses	(184)	(229)	(131)	—

Adjusted net income	$231,368	$275,495	$57,518	$73,964

Adjusted diluted earnings per share	$1.03	$1.26	$0.26	$0.34